EXHIBIT 10.27

Transaction Coversheet

Effective Date: January 30, 2024

Board Order Number: 2023-051

Contacts:

Optionee:

Rangeview Metropolitan District

Mark Harding

34501 E. Quincy Ave., Bldg. 65, Ste. A

Watkins, CO 80137

Email: MHarding@PureCycleWater.com

with copies to:

Wanda J. Abel

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Email: wanda.abel@dgslaw.com

Board:

Justin Bieri

Water Program Manager

State Board of Land Commissioners

1127 Sherman Street, Suite 300

Denver, CO 80203

With a copy to:

Ed Hamrick

Assistant Attorney General

Natural Resources & Environment Section

Colorado Department of Law

Ralph L. Carr Colorado Judicial Center

1300 Broadway, 7th Floor

Denver, Colorado 80203

OPTION AGREEMENT

This Option Agreement ("Option Agreement") is entered on the 30 day of January 2024, ("Effective Date") among the STATE OF COLORADO, acting by and through the STATE BOARD OF LAND COMMISSIONERS, or its representatives or agents ("Board"), whose address is 1127 Sherman Street, Suite 300, Denver, CO 80203-2206, Rangeview Metropolitan District, a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its water activity enterprise" (“Rangeview”), and Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”; Pure Cycle and Rangeview, individually or collectively, as the context may require, "Optionee") (each a "Party" and collectively the "Parties").

RECITALS

A.	In 1982, the Board issued a 99-year lease to OAR Inc. for the development and use of the water under and on the majority of Lowry Range in Arapahoe County. Rangeview acquired the lease from OAR Inc. in 1986. In 2014, the Board, Rangeview, and Pure Cycle Corporation (“Pure Cycle”) amended and restated the lease between the Board and Rangeview and added Pure Cycle as a party (the “2014 Amended and Restated Lease”).
B.	OAR Inc. entered into a 50-year lease with East Cherry Creek Valley Water and Sanitation District (“ECCV”) dated July 8, 1983 (the “ECCV Lease”). The ECCV Lease allows ECCV to develop the infrastructure necessary to pump up to 4,000 acre-feet of Denver Basin groundwater from the Arapahoe aquifer below the Lowry Range each year during the term of the ECCV Lease.
C.	Rangeview and ECCV entered a water purchase agreement dated May 1, 2012 (the “Water Purchase Agreement”). The Water Purchase Agreement grants Rangeview a license to use the ECCV System (consisting of certain equipment and improvements owned and held by ECCV within the Lowry Range to produce groundwater pursuant to the ECCV Lease to deliver water to ECCV customers) and the exclusive right to purchase water produced by the ECCV System (except 260 acre feet reserved by ECCV to supply the City of Aurora). In return, Rangeview operates and maintains the ECCV System on behalf of ECCV and pays ECCV for the water produced by Rangeview from the ECCV System. The ECCV System includes eight Arapahoe aquifer wells, pipelines, electrical and control equipment, easements, means for access and ancillary facilities, equipment, and rights.
D.	The ECCV Lease expires July 8, 2032, and all interest in the water and the ECCV System automatically revert to the Board.
E.	Pursuant to Board Order No. 2023-051 dated November 8, 2023, the Board has determined that it is in the best interest of the trusts it administers to enter into an option and lease agreement with Optionee that, if exercised, would result in an amendment to the 2014 Amended and Restated Lease to add the Lowry ECCV System and the 4,000 acre-feet of Arapahoe aquifer groundwater subject to the ECCV Lease to the assets leased by Rangeview under the 2014 Amended and Restated Lease.

AGREEMENT

NOW THEREFORE, the Parties incorporate the recitals above and agree as follows:

Option Agreement

1.	Option Fee. Optionee shall pay to the Board $500,000.00 (“Option Fee”) in 10 equal payments of $50,000.00 (“Option Fee Payment”). The first Option Fee Payment will be due on the Effective Date of this Option Agreement. Each future Option Fee Payment will be due on the 1st of May each year starting May 1, 2024. If Optionee does not pay the Option Fee Payment when due, the Option shall terminate.
2.	Option to Lease. The Board grants to Optionee the exclusive option to lease the ECCV System and the 4,000 acre-feet of Arapahoe aquifer groundwater subject to the ECCV Lease (the “ECCV Water,” together with the ECCV System, the “State Property”) upon expiration of the ECCV Lease on July 8, 2032(“Option”).
3.	Exercise and Period of Option.
3.1	Optionee may exercise the Option by giving written notice to the Board of its exercise of the Option as provided in this Option Agreement and making the final Option Fee Payment due, on May 1, 2032. Optionee may not exercise the Option if the 2014 Amended and Restated Lease is terminated on or before July 8, 2032. If the 2014 Amended and Restated Lease is terminated, this Option Agreement shall be null and void and this Option Agreement shall terminate automatically and neither party shall owe any further obligation to the other under this Option Agreement after such termination.
3.2	Optionee may exercise the Option early by giving written notice to the Board of its exercise of the Option as provided in this Option Agreement and making the full payment of any unpaid portion of the Option Fee. Optionee may not exercise the Option if the 2014 Amended and Restated Lease is terminated on or before its exercise of the Option. If the 2014 Amended and Restated Lease is terminated on or before July 8, 2032, this Option Agreement, the Option, and any exercise of the Option, shall be null and void and this Option Agreement shall terminate automatically and neither party shall owe any further obligation to the other under this Option Agreement, the Option, or any exercise of the Option after such termination.
4.	Option Fee Non-refundable. The Option Fee is non-refundable except in the event of Board default.
5.	Assignment. This Option Agreement may not be assigned except to a permitted assignee of such Party’s interest in the 2014 Amended and Restated Lease.

Lease Amendment

6.	2014 Amended and Restated Lease Amended. Provided the Option is exercised, effective as of July 8, 2032, the 2014 Amended and Restated Lease is hereby amended as specifically provided in Exhibit A attached hereto (the “Lease Amendment”). The Lease Amendment shall be attached as Exhibit N to the 2014 Amended and Restated Lease.

General Provisions

7.	Nature of State Property; Disclaimer of Representations and Warranties. To the maximum extent permitted by law, Optionee will take the State Property "AS IS", including any and all faults and preexisting conditions, and will bear all risk of loss or damage to the State Property occurring after the execution of this Option Agreement. Optionee acknowledges and agrees that the Board has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements, or guaranties of any kind or character whatsoever, whether express or implied, verbal or written, past, present, or future, of, as to, concerning, or with respect to the State Property including, but not limited to: (1) the value, nature, quality, reliability, longevity, or condition of the State Property, including, without limitation, the water, soil, mechanics, and geology; (2) the income to be derived from the State Property; (3) the suitability of the State Property for any and all activities and uses which Optionee may conduct thereon; (4) the compliance of or by the State Property or its operation with any laws, rules, ordinances, or regulations of any applicable governmental authority or body; (5) the habitability, merchantability, marketability, profitability, or fitness for a particular purpose of the State Property; (6) private or public rights of access over, through, or across the State Property; (7) the sustainability of any groundwater aquifer; or (8) any other matter with respect to the State Property. The Board specifically disclaims any representations regarding compliance with any environmental protection, pollution, or land use laws, rules, regulations, orders, or requirements, including solid waste and water quality, or the disposal or existence, in or on the State Property, of any asbestos, any hazardous substance (as defined in 42 U.S.C. § 9601(14)), any hazardous waste (as defined in 42 U.S.C. § 6903(5)), or any petroleum (as defined in 42 U.S.C. § 6991(8)).
8.	Information Provided by Board. Optionee further acknowledges and agrees that any information provided or to be provided by or on behalf of the Board with respect to the State Property was obtained from a variety of sources and that the Board has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. The Board is not liable or bound in any manner by any verbal or written statements, representations, or information pertaining to the State Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant, or other person. Any information, documentation, or products relating to the State Property are provided out of courtesy and not obligation.
9.	Conditions to Exercise of Option. In addition to any conditions outlined elsewhere in this Option Agreement, Optionee’s right to exercise the Option is subject to the satisfaction of the following conditions:
9.1	Satisfaction of Conditions for Option Agreement. The Board and Optionee must have performed, satisfied, and complied with all the covenants, agreements, and conditions required by this Option Agreement to be performed or complied with by the Board and Optionee on or before the exercise date.
9.2	Satisfaction of Conditions for Lease Amendment. The Board and Optionee must have performed, satisfied, and complied with all the covenants, agreements, and conditions required by this Option Agreement to be performed or complied with by the Board and Optionee on or before July 8, 2032. The 2014 Amended and Restated Lease must be in good standing with no outstanding breach or failure to perform on the part of the Optionee; provided, however, that (i) if a breach is still subject to an applicable cure right, the Optionee shall still have the benefit of that cure right and the Lease Amendment shall become effective on the date of the cure, and (ii) if a breach has been alleged by the Board, but is being contested in good faith by the Optionee or its Service Provider, the Lease Amendment shall take effect on July 8, 2032, without regard to the alleged breach.
10.	Compliance with Laws. The Board's obligation to comply with this Option Agreement resulting from the exercise of the Option is subject to compliance with all applicable laws of the State of Colorado. If the Board is unable to comply with this Option Agreement resulting from the exercise of the Option in compliance with the laws of the State of Colorado and advises

Optionee of such fact, the Option Fee will be returned to Optionee, and this Option Agreement will terminate without any costs or recourse against the Board.
11.	Default
11.1	Optionee's Default. The failure of the Optionee, without the right to do so, to comply with its obligations under this Option Agreement will be deemed a default. Upon the occurrence of a default, the Board must give the Optionee written notice of the default, and the Optionee must be allowed ten (10) days from the Optionee's receipt of such notice to cure the default. If the Optionee fails to cure the default within the cure period, the Board may terminate this Option Agreement and retain the Option Fee. In no event will Optionee be able to claim offset or credit or recover for improvements made to the State Property.
11.2	The Board's Default. The failure of the Board, without the right to do so, to comply with its obligations under this Option Agreement or to execute the Lease Amendment contemplated by this Option Agreement will be deemed a default. Upon the occurrence of a default, the Optionee must give the Board written notice of the default, and the Board must be allowed ten (10) days from the Board's receipt of such notice to cure the default. If the Board fails to cure the default within the cure period, Optionee may either pursue a claim for specific performance or terminate this Option Agreement and the Option Fee will be returned to Optionee. In no event will Optionee be able to claim offset or credit. Optionee will have no other remedy at law or in equity for the Board’s default and Optionee expressly waives the remedy of damages.
12.	Parties in Interest. Nothing in this Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Option Agreement, nor is anything in this Option Agreement intended to create any third-party beneficiary status in any other party, except as this Option Agreement clearly and expressly states.
13.	Entire Agreement. This Option Agreement, including Exhibit A attached hereto, represents the entire agreement between the Board and Optionee relating to the option to lease the State Property and supersedes any and all prior agreements, understandings, representations, and statements between the Parties, whether oral or written, and whether by a Party or such Party's legal counsel. The Board and Optionee are entering into this Option Agreement based solely on the representations and warranties in this Option Agreement and not based on any other promises, representations, and/or warranties. No modification, waiver, amendment, discharge, or change of this Option Agreement will be valid unless the same is in an appropriate written instrument duly executed by the Parties.
14.	Statutory References. Any reference to any statutes or laws or regulations thereunder will include any and all amendments, modifications, or replacements of the specific sections and provisions concerned.
15.	Time. In the event the last day permitted for the performance of any act required or permitted under this Option Agreement falls on a holiday or other non-business day, the time for such performance will be extended to the next succeeding business day. Time periods under this Option Agreement will exclude the first day and include the last day of such time period. All periods of time specified in this Option Agreement shall be counted in calendar days unless otherwise expressly stated. The terms "holiday" or "non-business day" shall mean those dates upon which nationally chartered banks of the United States of America operating in the State of Colorado are not open for business or those dates that are designated as a state holiday under the laws of the State of Colorado.

16.	Notice. All notices required or permitted under this Option Agreement must be in writing and must be served on the Parties at the following address:

Any Notice to the Optionee must be addressed:

Rangeview Metropolitan District

Mark Harding

34501 E. Quincy Ave., Bldg. 65, Ste. A

Watkins, CO 80137

Email: MHarding@PureCycleWater.com

with copies to:

Wanda J. Abel

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Email: wanda.abel@dgslaw.com

Any Notice to the Board must be addressed:

Justin Bieri

Water Program Manager

State Board of Land Commissioners

1127 Sherman Street, Suite 300

Denver, CO 80203

Email: justin.bieri@state.co.us

with a copy to:

Ed Hamrick

Assistant Attorney General

Natural Resources & Environment Section

Colorado Department of Law

Ralph L. Carr Colorado Judicial Center

1300 Broadway, 7th Floor

Denver, Colorado 80203

Email: ed.hamrick@coag.gov

Any notices must be either (1) sent postage prepaid by certified U.S. mail, return receipt requested, in which case notice will be deemed received on the first day that delivery was attempted as shown on the return receipt; (2) sent overnight by a nationally recognized overnight courier, in which case it will be deemed received one business day after deposit with such courier; (3) personally delivered, in which case notice will be deemed received on the same day such notice is so delivered, or (4) via electronic mail, in which case it will be deemed received one business day after being sent. The above addresses may be changed by written notice to the other Party; provided however, that no notice of a change of address will be effective until actual receipt of such notice by the other Party. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice will not be deemed a failure to give notice.

17.	Colorado Open Records Act ("CORA") Disclosure. To the extent not prohibited by federal law, this Option Agreement and the performance measures, if any, are subject to public release through CORA, §24-72-200.0, C.R.S., et seq.
18.	Governing Law and Venue. This Option Agreement will be interpreted, executed, and enforced in accordance with the laws of the State of Colorado and rules and regulations issued pursuant thereto. Any provision included or incorporated in this Option Agreement by reference which conflicts with said laws, rules, and regulations shall be null and void. All suits or actions related to this Option Agreement shall be filed and proceedings held in the State of Colorado and exclusive venue shall be in the City and County of Denver.
19.	Survival of Option Agreement Provisions. To the extent that any provisions of this Option Agreement require performance to be completed after exercise of the Option, such provisions will survive the exercise of the Option and be binding upon the Parties and will not merge into the 2014 Amended and Restated Lease in accordance with this Option Agreement. All agreements and covenants by the Parties contained in this Option Agreement, which the Party to whom performance is owed could reasonably expect to be intended to survive any exercise of the Option, will survive the exercise and not merge with the 2014 Amended and Restated Lease.
20.	Counterparts. This Option Agreement may be executed in any number of counterparts, which together shall constitute one Option Agreement. Signatures required in this Option Agreement shall be original "wet" handwritten signatures. Executed signature pages may be delivered using pdf or similar file type transmitted via electronic mail, cloud-based server or other similar electronic means. Any such transmittal shall constitute delivery of the executed Option Agreement, with signatures binding on the parties as if they were originals. Or signatures may be delivered by DocuSign or similar record system approved by the State of Colorado.
21.	Full and Accurate Disclosure. No representation or warranty by Optionee made in this Option Agreement or in connection with the Option Agreement contains or will contain any untrue statement of material fact or omits to state a material fact necessary to make the Optionee’s statements contained in this Option Agreement or in connection with the Option Agreement accurate or not misleading.
22.	Jury Waiver. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS OPTION AGREEMENT AND AGREE THAT ANY DISPUTE BE RESOLVED BY A JUDGE APPLYING APPLICABLE LAW.
23.	Termination in the Public Interest. The State is entering into this Option Agreement for the purpose of carrying out the public policy as determined by its Governor, General Assembly, and Courts. If this Option Agreement ceases to further the public policy of the State, the Board, acting in accordance with CRS § 24-106-101(3)(d) and under direction of its Governor, Assembly, or Courts, may terminate this Option Agreement in whole or in part. The right of the State to terminate this this Option Agreement because it ceases to further public policy is not the equivalent of, and shall not permit the State to, terminate for convenience. Exercise by the Board of this right shall not be deemed a breach of its obligations of this Option Agreement. In such event, the Board shall provide Optionee written notice, as provided in §20 at least 30 days prior to the desired termination date and return the Option Fee to the Optionee.

24.	Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
25.	State of Colorado Special Provisions.
25.1	Fund Availability CRS §24-30-202(5.5). Financial obligations of the Board and the State payable after the current fiscal year are contingent upon funds for that purpose being appropriated, budgeted, and otherwise made available.
25.2	Governmental Immunity. Liability for claims for injuries to persons or property arising from the negligence of the State, its departments, agencies, boards, commissions, committees, bureaus, offices, employees and officials shall be controlled and limited by the provisions of the Colorado Governmental Immunity Act, §24-10-101, et seq., C.R.S.; the Federal Tort Claims Act, 28 U.S.C. Pt. VI, Ch. 171 and 28 U.S.C. 1346(b), and the State's risk management statutes, §§24-30-1501, et seq. C.R.S. No term or condition of this Option Agreement shall be construed or interpreted as a waiver, express or implied, of any of the immunities, rights, benefits, protections, or other provisions, contained in these statutes.
25.3	Non-Agency and Non-Employment. Neither Optionee nor any agent or employee of Optionee shall be deemed to be an agent or employee of the State. Optionee shall not have authorization, express or implied, to bind the State to any agreement, liability, or understanding, except as expressly set forth in this Option Agreement. Optionee and its employees and agents are not entitled to unemployment insurance or workers compensation benefits through the State and the State shall not pay for or otherwise provide such coverage for Optionee or any of its agents or employees. Optionee shall pay when due all applicable employment taxes and income taxes and local head taxes incurred pursuant to this Option Agreement. Optionee shall (i) provide and keep in force workers' compensation and unemployment compensation insurance in the amounts required by law, (ii) provide proof thereof when requested by the State, and (iii) be solely responsible for its acts and those of its employees and agents.
25.4	Compliance with Law. Optionee shall strictly comply with all applicable federal and State laws, rules, regulations, applicable water court decrees, Division of Water Resources rules, policies, notices, and guidelines in effect or hereafter established, including, without limitation, laws applicable to discrimination and unfair employment practices.
25.5	Prohibited Terms. Any term included in this Option Agreement that requires the Board or the State to indemnify or hold Optionee harmless; requires the Board or the State to agree to binding arbitration; limits Optionee's liability for damages resulting from death, bodily injury, or damage to tangible property; or that conflicts with this provision in any way shall be void ab initio. Nothing in this Option Agreement shall be construed as a waiver of any provision of C.R.S. §24-106-109.
25.6	Employee Financial Interest/Conflict of Interest. CRS §§24-18-201 and 24-50-507. The signatories aver that to their knowledge, no employee of the Board or the State has any personal or beneficial interest whatsoever in the service or property described in this Option Agreement. Optionee has no interest and shall not acquire any interest, direct or indirect, that would conflict in any manner or degree with the performance of Optionee's services and Optionee shall not employ any person having such known interests.

(Signatures on following page)

IN WITNESS WHEREOF, the Parties executed this Option Agreement as of the date first written above.

RANGEVIEW METROPOLITAN DISTRICT ACTING BY AND
THROUGH ITS WATER ACTIVITY ENTERPRISE:

Signature: /s/Mark W. Harding

By:Mark W. Harding

Title:President

State of Colorado

County of  Arapahoe

The foregoing instrument was acknowledged before me this 30th day of January 2024 by Mark W. Harding, as President of Rangeview Metropolitan District Acting By and Through its Water Activity Enterprise.

Witness my hand and official seal.

 /s/Brent Brouillard

Notary Public

My commission expires:  January 11, 2026

[Notary Stamp]

STATE OF COLORADO

ACTING BY AND THROUGH THE

STATE BOARD OF LAND COMMISSIONERS

Signature: /s/Bill Ryan

By:Bill Ryan

Title:Director, Colorado State Board of Land Commissioners

State of Colorado

City & County of Denver

The foregoing instrument was acknowledged before me this 5th day of February 2024, by Bill Ryan, as Director, Colorado State Board of Land Commissioners.

Witness my hand and official seal.

 /s/Rachel Majich

Notary Public

My commission expires:  January 5, 2027

[Notary Stamp]

PURE CYCLE CORPORATION

Signature: /s/Mark W. Harding

By:Mark W. Harding

Title:President

State of Colorado

County of  Arapahoe

The foregoing instrument was acknowledged before me this 30th day of January 2024, by Mark Harding, as President of Pure Cycle Corporation.

Witness my hand and official seal.

  /s/Brent Brouillard

Notary Public

My commission expires:  January 11, 2026

[Notary Stamp]

EXHIBIT A TO OPTION AGREEMENT

EXHIBIT N TO 2014 AMENDED AND RESTATED LEASE AGREEMENT

Lease Amendment

This Lease Amendment (“Lease Amendment”) is attached as Exhibit A to that certain Option Agreement dated January __, 2024, among the State of Colorado, acting by and through its State Board of Land Commissioners (“Land Board”), Rangeview Metropolitan District (“Rangeview”), a quasi-municipal corporation and political subdivision of the State of Colorado, acting by and through its water activity enterprise, and Pure Cycle Corporation, a Colorado corporation (“Pure Cycle”), and is attached as Exhibit N to the 2014 Amended and Restated Lease Agreement, Lease No. S-37280, dated July 10, 2014, among the Parties.

Upon exercise of the Option Agreement and the expiration of the East Cherry Creek Agreement on July 8, 2032 (at which time the Land Board automatically acquires all interests in the water, infrastructure, and leased premises related to the East Cherry Creek Agreement), this Lease Amendment is effective as of July 8, 2032.

AGREEMENT

NOW, THEREFORE, inconsideration of the foregoing and the promises hereinafter stated to be kept and performed by the Parties, their successors and assigns, the Parties agree as follows:

1.	Conflict; Interpretation. Except as specifically modified by this Lease Amendment, all terms used in this Lease Amendment that are defined in the 2014 Amended and Restated Lease shall be construed and interpreted in accordance with the 2014 Amended and Restated Lease. This Lease Amendment is incorporated by reference into the 2014 Amended and Restated Lease. In the event of any conflict, inconsistency, variance, or contradiction between the provisions of this Lease Amendment and any of the provisions of the 2014 Amended and Restated Lease, the provisions of this Lease Amendment shall in all respects supersede, govern, and control.
2.	Lease Term. This Lease Amendment shall be in full force and effect effective as of July 8, 2032, and shall last through the same date as any termination of the 2014 Amended and Restated Lease.
3.	2014 Amended and Restated Lease Modifications. Effective as of July 8, 2032, the 2014 Amended and Restated Lease shall be specifically modified as follows:
3.1	Definitions.
(a)The following definition in Article 1 of the 2014 Amended and Restated Lease shall be amended by deleting the text struck out below:

“Non-Export Water” shall be defined to mean the Water Rights other than ~~(i)~~ the Export Water ~~and (ii) the water subject to the East Cherry Creek Agreement~~.

(b)A following new definitions shall be added to Article 1:

“ECCV Water” shall mean the 4,000 acre feet of Denver Basin groundwater from the Arapahoe Aquifer under the Lowry Range previously allocated annually to the East Cherry Creek Agreement.

“ECCV System” shall mean the equipment and improvements previously owned and held by ECCV within the Lowry Range to produce groundwater pursuant to the East Cherry Creek Agreement to deliver water to ECCV customers, including eight wells, pipelines, electrical and control equipment, easements, means for access and ancillary facilities, equipment, and rights.

3.2	Article 5, Section 5.1. The first paragraph of Section 5.1 of Article 5 shall be amended by adding the text shown as underlined below:

5.1 Grant. Subject to the terms, conditions and limitations set forth in this Agreement, the Land Board hereby leases to Rangeview the right and privilege during the term of this Agreement to divert and put to beneficial use all water on and under the surface of the Lowry Range, including the ECCV Water and including all rights to the first use, reuse, successive use and disposition of such water, together with the right to use as much of the surface and underground portions of the Lowry Range as provided in Article 11 of this Agreement as may be reasonably required in the exercise of the rights granted by this Agreement, including, in accordance with commercially reasonable and prudent water provider practice in Colorado, the right to drill and build wells, construct buildings (except office and other such buildings not directly necessary for the extraction and transportation of water), make excavations, stockpiles, dumps, drains, roads, power lines, pipelines, and other improvements (all such activity hereinafter being referred to as “Construction”), but only as may be reasonably necessary for the development and delivery of the water pursuant to this Agreement.  The foregoing items exclusive of the reservations set forth below are collectively referred to as the “Water Rights.”

3.3	Article 7, Section 7.1(b). The Section 7.1(b) of Article 7 shall be amended by adding the text shown as underlined below and deleting the text shown as struck out below:

On or before May 1 of each year, beginning with May 1, 2015, until this Agreement expires or otherwise terminates, Rangeview, or its Service Provider shall pay the Land Board $10 per acre-foot of Non-Export Water designated for use Off-Site other than ECCV water (collectively, the “Minimum Annual Water Production Payments”). The Parties intend that the Non-Export Water designated for use Off-Site will consist of all Water Rights (including ECCV Water) less the Export Water~~, the water reserved to ECCV~~ and the water reserved to the Land Board; however, ECCV Water shall not be subject to the Minimum Annual Production Payments required by this Section 7.1(b) and instead rent shall be paid for ECCV Water as set forth in Section 7.8. The Parties ~~and~~ agree that Non-Export Use Water designated for use Off-Site (other than ECCV Water) will be as more specifically identified on Exhibit J attached hereto. The Minimum Annual Water Production Payments shall serve as prepaid royalties against future production and shall be forfeited to the Land Board if no royalties are paid by Rangeview or its Service Provider to the Land Board for the sale or other disposition of the Export Water or Non-Export Water in excess of the aggregate amount of the Minimum Annual Water Production Payments prior to the expiration or termination of the Agreement.

3.4	Article 7, Section 7.8. Article 7 shall be amended to add a new Section 7.8 as follows:

7.8 Monthly ECCV Water Rent and Royalty. Rangeview shall pay monthly rent (“ECCV Rent”) in the amount of Five Thousand Dollars ($5,000.00) to the Land Board commencing on July 8, 2032, and thereafter on or before the 8th day of each month until this Agreement expires. Commencing on July 8th, 2033, and on July 8th of each successive year, the ECCV Rent shall increase by three percent (3%). In addition to ECCV Rent, Rangeview shall pay royalties for ECCV Water as provided under Section 7.2 for Off-Site Water and under Section 7.3 for Non-Export Water for use on the Lowry Range.

3.5	Article 10, Section 10.1. The Land Board automatically acquired all interests in the water, infrastructure, and leased premises related to the East Cherry Creek Agreement on July 8, 2032, free and clear of this Agreement; therefore, Section 10.1 of Article 10 shall no longer be of any force or effect and is deleted in its entirety and replaced with the following:

10.1 Expiration. The East Cherry Creek Agreement expired on July 8, 2032.

3.6	Article 10, Section 10.2. Section 10.2 of Article 10 is deleted in its entirety.
3.7	Article 10, new Section 10.3. Article 10 is amended to add a new Section 10.3 as follows:

10.3 2024 Lease Amendment. The Land Board and Rangeview entered into an Option Agreement and a Lease Amendment on January ___, 2024, related to the water, infrastructure, and leased premises addressed in the East Cherry Creek Agreement (“2024 Amendment”). The 2024 Amendment is attached hereto as Exhibit N. The 2024 Amendment adds the ECCV System and the ECCV Water to the assets leased by Rangeview under this Agreement.

3.8	Article 10, new Section 10.4. Article 10 is amended to add a new Section 10.4 as follows:

10.4 Infrastructure. Rangeview and the Service Provider shall have the right to operate and maintain the ECCV System for the term of this Agreement. Rangeview or its Service Provider shall operate and maintain the ECCV System in a commercially reasonable manner consistent with prudent water provider practice in Colorado, and such system shall be treated as infrastructure in accordance with all applicable provisions of this Agreement, including Articles 8 and 14. If Rangeview replaces any well that is part of the ECCV System, Rangeview or its Service Provider, as applicable, is solely responsible for following all well construction permit requirements of the Division of Water Resources, including the requirement to plug and abandon the original well.

3.9	Article 13, Section 13.2(a). The second to last sentence of Section 13.2(a) is amended by deleting the text shown as struck out below:

In the event of such termination, Rangeview and its Service Provider shall surrender and peacefully deliver to the Land Board the above described land and the Non-Export Water, and such land as was in Rangeview’s possession or control shall be returned to the Land Board in good condition (subject to any existing licenses related to the delivery of Export Water), and the Land Board shall be entitled to the return of all Non-Export Water, plus the title to all infrastructure built to divert or withdraw and deliver Non-Export water and any other interest in shared facilities for use with the Non-Export Water, plus the revenue stream associated with such Non-Export Water ~~and the East Cherry Creek Agreement,~~ and the reserves required to be maintained by Rangeview pursuant to Section 8.9.

3.10	Article 14, Section 14.1. The last sentence of Section 14.1 is amended by deleting the text shown as struck out below:

Title to improvements and rights of way on the Lowry Range for the sale of the use of Export Water ~~including, without limitation, the East Cherry Creek Agreement,~~ shall not be affected by termination of this Agreement.

4.	Effect of Amendment. Except as amended hereby, the 2014 Amended and Restated Lease remains in full force and effect.